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<FILENAME>y122004scbacmchldinglp99w01.txt
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                                                             Page 27 of 45 Pages

                                                                       Exhibit 1

             MEMBERS OF THE MANAGEMENT BOARD, THE SUPERVISORY BOARD
                           AND THE EXECUTIVE OFFICERS
                                       OF
                                      AXA



         The names of the Members of the Management Board, the Supervisory Board and the Executive Officers of AXA and their business addresses and principal occupations are set forth below. If no address is given, the Member's business address is that of AXA at 25, avenue Matignon, 75008 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to AXA and each individual is a citizen of the Republic of France.

                         Members of the Management Board


Name, Business Address        Present Principal Occupation
----------------------        ----------------------------
Henri de Castries             Chairman of the Management Board; Chief Executive
		Officer of AXA; Vice Chairman of the Board of Directors, Finaxa; Chairman of the Board,
		AXA Financial, Inc.

Claude Brunet                 Member of the Management Board (in charge of
                              Transversal Operations, Communications and
                              Human Resources)

Christopher Condron(1)        Member of the Management Board (in charge of
                              United States activities) and Executive Officer;
                              President and Chief Executive Officer, AXA
                              Financial, Inc.; Chairman, President and CEO,
                              AXA Equitable

Denis Duverne                 Member of the Management Board and Chief Financial
                              Officer

Francois Pierson              Member of the Management Board (in charge
AXA France Assurance          of Insurance in France, AXA Assistance, AXA
Tour AXA                      Corporate Solutions Assurance and AXA Canada)
1 Place des Saisons           and Executive Officer; Chairman, CEO, AXA France
92400 Courbevoie France       Assurance; CEO, Mutuelles AXA; Executive Officer,
                              AXA Conseil I.A.R.D.

--------
(1)   Citizen of the United States of America



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                                                             Page 28 of 45 Pages

                        Members of the Supervisory Board


Name, Business Address        Present Principal Occupation
-----------------------       ----------------------------
Claude Bebear                 Chairman of the Supervisory Board;
                              Chairman and CEO, Finaxa

Thierry Breton                Chairman and CEO, France Telecom; Chairman
France Telecom                of the Board of Directors, Thomson S.A.
6, place d'Alleray            (information technology) and Orange
75505 Paris Cedex 15          S.A. (telecommunications)

Jacques Calvet                Chairman of the Supervisory Board, Bazar de
7, rue de Tilsitt             l'Hotel de Ville (BHV); Vice Chairman of the
75017 PARIS                   Supervisory Board, Galeries Lafayette,
                              Vice Chairman of the Board of Directors of
		Vivarte

David Dautresme               Senior Advisor, Lazard Freres (investment
Lazard Freres                 banking); Chairman of Montech Expansion
121, boulevard Haussmann
75008 PARIS

Jean-Rene Fourtou             Vice Chairman of the Supervisory Board; Chairman
Vivendi Universal             and CEO, Vivendi Universal (global media and
42 avenue de Friedland        communications company); Chairman of the
75008 Paris                   Supervisory Board of Groupe Canal+

Anthony Hamilton(2)           Chairman, Fox-Pitt, Kelton Group Limited,
Fox-Pitt, Kelton Group Ltd.   AXA UK plc and AXA Equity and Law (UK)
35 Wilson Street
London EC2M 2SJ
ENGLAND

Henri Hottinguer(3)           Chairman and Chief Executive Officer of Financiere
Financiere Hottinguer Paris   Hottinguer; Chairman of the Supervisory Board,
43, rue Taitbout              Credit Suisse Hottinguer and Emba NV (Netherlands)
75009 PARIS                   ; Vice Chairman, Gaspee (Switzerland); Chairman
                              of the Board of Directors, Hottinguer Capital
                              Corp. (US); Chairman and CEO, Sofibus; SEVP and member of the Board of Directors, Intercom

Henri Lachmann                Chairman and Chief Executive Officer, Schneider
SCHNEIDER Electric            Electric (electric equipment)
43-45, Bld Franklin Roosevelt
92504 Rueil Malmaison

Gerard Mestrallet             Chairman and Chief Executive Officer, Suez;
Suez                          Chairman of Suez-Tractebel (Belgium) and
16 rue de le Ville l'Eveque   Hisusa (Spain); Vice Chairman Sociedad General de
75008 PARIS                   Aguas de Barcelona (Spain)

--------
(2)    Citizen of United Kingdom

(3)    Citizen of Switzerland


Alfred von Oppenheim(4)       Chairman of the Supervisory Board, Bank Sal.
Bank Sal. OPPENHEIM Jr. & Cie Oppenheim Jr. & Cie KgaA (Germany); Chairman
Unter Sachsenhausen 4         of the Board, Bank SAL Oppenheim Jr. & Cie
50667 KOLN                    (Schweiz) AG (Switzerland) and SAL Oppenheim Jr.
Germany		& Cie Luxembourg, S.A.

Michel Pebereau               Chairman of BNP Paribas (banking)
BNP Paribas
3 Rue d'Antin
75002 PARIS

Bruno Roger                   Chairman, Lazard Freres Paris; Director or
Lazard Freres                 Member of the Supervisory Board, EURAZEO
121, boulevard Haussman
75008 PARIS

Ezra Suleiman (5)             Professor of Politics and Chair of the Committee
                              for European Studies, Princeton University;
                              Associate Professor, Institut d'Etudes Politiques,
                              Paris

--------
(4)  Citizen of Germany

(5)  Citizen of the United States of America


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                                                             Page 29 of 45 Pages

                               Executive Officers


Name, Business Address          Present Principal Occupation
-----------------------         ----------------------------
Jean-Raymond Abat               Chief Executive Officer, AXA Seguros (Spain);
                                Head of Mediterranean Region

Alfred Bouckaert(6)             Chief Executive Officer, AXA Belgium
AXA Royale Belte
25 Boulevard du Souverain
B-1170 Bruxelles
Belgium

Claude Brunet                   Member of the Management Board (in charge of
                                Transversal Operations, Communications and
                                Human Resources)

Bruce Calvert(7)                Chairman of the Board, Alliance Capital
Alliance Capital                Management Corporation
1345 Avenue of the Americas
New York, NY 10105

Henri de Castries               Chairman of the Management Board; Chief
		  Executive Officer of AXA; Vice Chairman
                                of the Board of Directors, Finaxa;
                                Chairman of the Board, AXA Financial, Inc.

Christopher Condron(8)          Member of the Management Board; President and
AXA Financial                   Chief Executive Officer, AXA Financial, Inc.;
1290 Avenue of the Americas     Chairman, President and CEO, AXA Equitable
New York, NY 10104

--------
(6)    Citizen of Belgium
(7)    Citizen of the United States of America
(8)    Citizen of the United States of America


Claus-Michael Dill(9)           Chairman of the Management Board, AXA Konzern AG
AXA Colonia Konzern AG
Gereonsdriesch 9-11
Postfach 10-07-26
50447 Cologne
Germany

Philippe Donnet                 Chief Executive Officer, AXA Japan; Chairman,
AXA Assicurazioni               AXA RE
Via Giacomo Leopardi, 15
20123 Milano
Italy

Denis Duverne                   Member of the Management Board and Chief
                                Financial Officer

Dennis Holt(10)                 Executive Officer, AXA UK
AXA UK
107 Cheapside
ECV2 6DU London

Nicolas Moreau                  Chief Executive Officer, AXA Investment Managers


Les Owen(11)                    Managing Director, AXA Asia Pacific Holdings
AXA Australia                   (Australia)
447 Collins Street
Melbourne - Victoria 3000
Australia

--------
(9)   Citizen of Germany

(10)  Citizen of the United Kingdom

(11)  Citizen of the United Kingdom

Francois Pierson                Member of the Management Board (in charge
AXA France Assurance            of Insurance in France, AXA Assistance, AXA
Tour AXA                        Corporate Solutions Assurance and AXA Canada)
1 Place des Saisons             and Executive Officer; Chairman, CEO, AXA
92400 Courbevoie France         France Assurance; CEO, Mutuelles AXA; Executive
                                Officer, AXA Conseil I.A.R.D.


Stanley Tulin(12)               Vice Chairman and Chief Financial Officer, AXA
AXA Financial, Inc.             Financial, Inc. and AXA Equitable
1290 Avenue of the Americas
New York, NY 10104

--------
(12)  Citizen of the United States of America


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